UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2022

CUSTOM TRUCK ONE SOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Avenue Kansas City, Missouri	64125
(Address of principal executive offices)	(Zip code)

(816) 241-4888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, the Board of Directors (the “Board”) of Custom Truck One Source, Inc. (the “Company”) appointed Christopher J. Eperjesy to serve as Chief Financial Officer of the Company, effective August 15, 2022. Mr. Eperjesy succeeds Todd Barrett, who will no longer serve as Interim Chief Financial Officer, effective August 15, 2022, and will continue to serve as Chief Accounting Officer of the Company.

Mr. Eperjesy, age 54, most recently served as the Chief Financial Officer of Clarios International Inc., a global energy storage company that provides low-voltage battery technologies for vehicles, from August 2020 to June 2022. From December 2018 through August 2020, he was Senior Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a company that specializes in the design, manufacture, marketing and sales of automobile and truck tires. Before joining Cooper Tire & Rubber Company, Mr. Eperjesy was Chief Financial Officer of The IMAGINE Group, a provider of printed and visual communications solutions, from August 2017 to December 2018. Prior to IMAGINE, Mr. Eperjesy was Chief Financial Officer of Arctic Cat Inc., a global manufacturer of snowmobiles and all-terrain vehicles, from February 2015 to April 2017. Prior to that, Mr. Eperjesy spent 13 years at Twin Disc Inc., a company that designs, manufactures and distributes power transmission equipment, where he was Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. Mr. Eperjesy began his career as a CPA at Coopers & Lybrand. He holds a bachelor’s degree in Accounting from the University of Michigan and an MBA from Indiana University.

In connection with Mr. Eperjesy’s appointment as Chief Financial Officer of the Company, the Company and Mr. Eperjesy entered into an employment agreement, dated August 2, 2022 (the “Employment Agreement”), pursuant to which Mr. Eperjesy will serve as Chief Financial Officer commencing on August 15, 2022 for an initial term of five years, subject to automatic renewal for successive one-year periods. Pursuant to the Employment Agreement, Mr. Eperjesy (i) will receive a base salary of $585,000; (ii) will be eligible for a discretionary annual cash bonus, targeted at 65% of his base salary, which annual bonus for 2022 will be pro-rated based on the portion of the year Mr. Eperjesy is employed but will not be less than $150,000; and (iii) will be eligible to receive equity incentive awards under the Company’s Amended and Restated 2019 Omnibus Incentive Plan (the “Plan”), as determined by the Board or its compensation committee. Pursuant to the Employment Agreement, subject to Board approval, Mr. Eperjesy is also entitled to receive an initial equity incentive award under the Plan covering a total of 180,000 shares. Effective upon Mr. Eperjesy’s appointment as Chief Financial Officer, the Board has granted Mr. Eperjesy 90,000 time-based restricted stock units under the Plan that vest in four equal annual installments beginning on April 1, 2023 and 90,000 performance-based restricted stock units under the Plan that vest based on the attainment of certain performance conditions.

In addition, in connection with Mr. Eperjesy’s relocation to the Kansas City, Missouri area, the Company has agreed to reimburse his reasonable, documented moving expenses, up to six months of temporary housing expenses, and airfare and lodging for Mr. Eperjesy and his immediate family for up to two trips to search for homes. Mr. Eperjesy is also entitled to receive a one-time cash signing bonus equal to $200,000 and a relocation stipend in the amount of $150,000, in each case, subject to continued employment through the payment date. In the event that Mr. Eperjesy’s employment is terminated either by the Company for “cause” or by Mr. Eperjesy without “good reason” (as such terms are defined in the Employment Agreement), before February 15, 2024, Mr. Eperjesy will be required to repay to the Company the full gross amount of any of the above relocation stipend, relocation reimbursement or signing bonus that have been paid to him.

Under the Employment Agreement, in the event that Mr. Eperjesy’s employment is terminated either by the Company without “cause” or by Mr. Eperjesy for “good reason” or in connection with the non-renewal of the term of employment by the Company, subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, Mr. Eperjesy would be entitled to: (i) 100% of his base salary, payable in installments during the 12-month period following his termination; (ii) any prior year’s earned but unpaid annual bonus; (iii) a pro-rated annual bonus for the year of termination based on actual performance; and (iv) continued participation in the Company’s group health plan for up to 12 months. In the event that Mr. Eperjesy’s employment is terminated due to his death or disability, Mr. Eperjesy or his estate or beneficiaries would be entitled to continued participation in the Company’s group health plan for up to 12 months.

In connection with the Employment Agreement, the Company also entered into a restrictive covenant agreement with Mr. Eperjesy, pursuant to which Mr. Eperjesy is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.

In connection with Mr. Eperjesy’s appointment, the Company also entered into an indemnification agreement with Mr. Eperjesy, providing for the indemnification of and advancement of expenses permitted by Delaware law for claims, suits or proceedings arising out of an officer’s service to the Company.

The foregoing descriptions of the Employment Agreement and the indemnification agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Employment Agreement and the Form Indemnification Agreement, respectively, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 4, 2022, the Company issued a press release announcing the appointment of Mr. Eperjesy as Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On August 2, 2022, the Board approved a stock repurchase program that authorizes the repurchase of up to $30 million of shares of the Company’s common stock. Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

Forward-Looking Statements

This 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this 8-K. This 8-K is based on certain assumptions that the Company’s management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this 8-K, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this 8-K. Important factors, among others, that may affect actual results or outcomes include: difficulty in integrating Nesco Holdings, Inc. and Custom Truck One Source, L.P. (“Custom Truck LP”) businesses and fully realizing the anticipated benefits of the Acquisition (as defined below), as well as significant transaction and transition costs that we will continue to incur following the acquisition by Nesco Holdings II, Inc. of Custom Truck LP (the “Acquisition”); material disruptions to our operation and manufacturing locations as a result of public health concerns, including COVID-19, equipment failures, natural disasters, work stoppages, power outages or other reasons; the cyclical nature of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment; our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner, and our inability to manage our rental equipment in an effective manner; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory; disruptions in our supply chain as a result of the ongoing COVID-19 pandemic; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; our inability to recruit and retain the experienced personnel, including skilled technicians, we need to compete in our industries; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business; potential impairment charges; our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, the environment, government contracts, and data privacy and data security; the interest of our majority stockholder, which may not be consistent with the other stockholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; our inability to attract and retain highly skilled personnel and our inability to retain our senior management; our inability to generate cash, which could lead to a default; significant operating and financial restrictions imposed by the Indenture and the ABL Credit Agreement; increases in unionization rate in our workforce; changes in interest rates, which could increase our debt service obligations on the variable rate indebtedness and decrease our net income and cash flows; and the phase-out of LIBOR and uncertainty as to its replacement. For a more complete description of these and other possible risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and Christopher J. Eperjesy, dated August 2, 2022
10.2	Form Indemnification Agreement (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed on April 2, 2021)
99.1	Press release issued by Custom Truck One Source, Inc. on August 4, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022	Custom Truck One Source, Inc.

/s/ R. Todd Barrett
R. Todd Barrett Interim Chief Financial Officer

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